    Exhibit 99.2

                       New World Television Incorporated
                        Pro Forma Financial Information
                             Basis of Presentation


    In March 1995 the Company sold its investment in WSBK-TV (the "Boston Station") for gross proceeds of $107.5 million. The Company repaid $19.5 million of the Bank Credit Agreement Loans in March 1995 and $77.3 million of the Step-Up Notes in April 1995 from the net proceeds of the Boston Station sale.

    In November 1996 the Company sold substantially all of the assets of KNSD-TV and its subsidiaries (collectively, the "San Diego Station") to National Broadcasting Company, Inc. ("NBC") for gross proceeds of $225 million, subject to certain adjustments. The Company repaid in full the outstanding balance of $27.6 million of the Bank Credit Agreement Loans and offered to purchase up to $109.6 million of the Step Up Notes and up to $194.3 million of the 11% Notes, less the principal amount purchased, if any, under the Step Up Note offer.

    The following condensed consolidated pro forma balance sheet gives effect to, as of September 30, 1996, the sale of the San Diego Station and the repayment of a portion of NW Television's debt. The following condensed consolidated pro forma statement of operations for the nine months ended September 30, 1996 gives effect to, as of January 1, 1996, the sale of the San Diego Station and the repayment of a portion of NW Television's debt. The following condensed consolidated pro forma statement of operations for the year ended December 31, 1995 gives effect to, as of January 1, 1995, the sale of the Boston Station, the sale of the San Diego Station and the repayment of a portion of NW Television's debt. The pro forma financial information does not necessarily reflect the future results or the results that would have occurred had these transactions actually occurred on January 1, 1996 or January 1, 1995 (in thousands, except per share).

                       New World Television Incorporated
                            Pro Forma Balance Sheet
                             (dollars in thousands)
                               September 30, 1996
                                  (unaudited)


                                                                 Historical   Pro Forma
                                                     Historical     KNSD     Adjustments       Pro Forma
                                                     ----------  ----------  -----------       ---------
                      ASSETS
Cash                                                  $ 16,017   $      (1)   $ 232,355   (a)   $111,138
                                                                               (137,233)  (b)
Receivables                                             52,634     (10,411)           -           42,223
Television program contract rights                      20,150      (4,054)           -           16,096
Prepaid expenses                                         2,466         (41)           -            2,425
Deferred income taxes                                    3,120           -            -            3,120
                                                      ---------------------------------         --------
 Total current assets                                   94,387     (14,507)      95,122          175,002
Property, plant and equipment                          110,590     (11,694)           -           98,896
Television program contracts rights                      4,823        (218)           -            4,605
Intangible assets and excess reorganization value      560,051     (86,098)     (73,204)  (c)    400,749
Note receivable from related party and other assets     32,978           -            -           32,978
                                                      --------   ----------------------         --------
                                                      $802,829   $(112,517)   $  21,918         $712,230
                                                      ========   ======================         ========
       LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable and accrued expenses                 $ 18,922   $  (1,639)   $   1,950   (d)   $ 19,233
Income taxes payable                                     3,596                    6,024   (c)      9,620
Payable to related parties                                 413                        -              413
Television program contracts payable                    21,265      (5,571)           -           15,694
Current portion of long-term debt and notes payable      5,967           -       (5,967)  (b)          -
                                                      --------   ----------------------         --------
 Total current liabilities                              50,163      (7,210)       2,007           44,960
Noncurrent television program contract rights            6,170        (532)           -            5,638
Long-term debt                                         505,002           -     (131,266)  (b)    373,736
Other noncurrent liabilities                            19,524        (973)           -           18,551
Deferred tax credits                                    78,547           -      (16,635)  (c)     61,912
Stockholder's equity                                                                  -
 Common stock                                                            -            -
 Additional paid-in capital                            184,696           -            -          184,696
 Retained earnings (deficit)                           (41,273)   (103,802)     (62,593)  (c)     22,737
                                                                                230,405   (e)
                                                      --------   ----------------------         --------
  Total stockholder's equity                           143,423    (103,802)     167,812          207,433
                                                      --------   ----------------------         --------
                                                      $802,829   $(112,517)   $  21,918         $712,230
                                                      ========   ======================         ========

                       New World Television Incorporated
                       Pro Forma Statement of Operations
                             (dollars in thousands)
                      Nine Months Ended September 30, 1996
                                  (unaudited)




                                                                Historical
                                                                   NBC
                                                    Historical   Stations   Adjustments       Pro Forma
                                                    ----------  ----------  -----------       ---------
Net revenues                                         $176,547    $(32,506)     $     -        $144,041
Operating expenses                                    114,622     (17,559)                      97,063
Depreciation and amortization of intangible assets     27,311      (3,861)      (3,230)  (f)    20,220
Corporate expenses                                      5,505           -            -           5,505
                                                     --------    --------      -------        --------
 Income from operations                                29,109     (11,086)       3,230          21,253
Other income (expense):
 Interest expense                                     (39,340)          -        8,130   (g)   (31,210)
 Interest income                                        2,494           -            -           2,494
 Other                                                    (44)          -            -             (44)
                                                     --------    --------      -------        --------
                                                      (36,890)          -        8,130         (28,760)
                                                     --------    --------      -------        --------
Income (loss) before income taxes                      (7,781)    (11,086)      11,360          (7,507)
Income tax provision                                     (561)          -          512   (i)       (49)
                                                     --------    --------      -------        --------
Net income (loss)                                    $ (8,342)   $(11,086)     $11,872        $ (7,556)
                                                     ========    ========      =======        ========

                       New World Television Incorporated
                       Pro Forma Statement of Operations
                             (dollars in thousands)
                          Year Ended December 31, 1995
                                  (unaudited)




                                                                Historical  Historical
                                                    Historical     WSBK        KNSD     Adjustments       Pro Forma
                                                    ----------  ----------  ----------  -----------       ---------
Net revenues                                         $230,774     $(5,741)   $(37,102)    $      -        $187,931
Operating expenses                                    156,627      (6,247)    (22,788)           -         127,592
Depreciation and amortization of intangible assets     35,103        (798)     (5,113)      (4,306)  (f)    24,886
Corporate expenses                                      7,037           -           -            -           7,037
                                                     --------     -------    --------     --------        --------
 Income from operations                                32,007       1,304      (9,201)       4,306          28,416
Other income (expense):
 Interest expense                                     (54,983)          -           -       12,496   (g)   (42,487)
 Interest and investment income                         3,249           -           -            -           3,249
 Gain on sale of WSBK                                  41,671           -           -      (41,671)  (h)         -
 Other                                                   (233)          -           -            -            (233)
                                                     --------     -------    --------     --------        --------
                                                      (10,296)          -           -      (29,175)        (39,471)
                                                     --------     -------    --------     --------        --------
Income (loss) before income taxes                      21,711       1,304      (9,201)     (24,869)        (11,055)
Benefit (provision) for income taxes                  (35,080)          -           -       36,148   (i)     1,068
                                                     --------     -------    --------     --------        --------
Net income (loss)                                    $(13,369)    $ 1,304    $ (9,201)    $ 11,279        $ (9,987)
                                                     ========     =======    ========     ========        ========

        Notes to Pro Forma Condensed Consolidated Financial Information
                             (amounts in thousands)

    (a) Reflects cash estimated to be received on the sale of the San Diego Station.

    (b) Reflects the reduction of a portion of NW Television's debt with the net proceeds from the sale of the San Diego Station. Although NW Television will make an offer to repurchase an aggregate of approximately $85,000 principal amount of 11% Notes at 100% of the principal amount thereof plus accrued and unpaid interest, New World has not assumed any holders will tender 11% Notes pursuant to such offer because the current market price of the 11% Notes exceeds their par value.

    (c)  Reflects the income tax effect of the sale of the San Diego
         Station. The adjustment to intangible assets reflects a reduction of the valuation allowance recorded for restricted net operating losses ("NOLs") whose realization did not previously meet the "more likely than not" test of probability contained in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109") due to restrictions on their use. The sale of the San Diego Station will allow the Company to utilize a portion of these previously restricted NOLs to reduce the tax liability associated with the gain on the sale of the San Diego Station.

    (d) Reflects the estimated costs associated with the sale of the San Diego Station.

    (e) Reflects adjustment to the gain on the sale of the San Diego Station. The pre-tax gain on the sale of the San Diego Station is estimated to be approximately $126,603.

    (f) Reflects the adjustment of amortization of intangible assets and depreciation of property, plant and equipment associated with the sale of the Boston Station in 1995 and the sale of the San Diego Station in 1996.

    (g) Reflects adjustments to interest expense for the repayment of a portion of NW Television's debt with the net proceeds from the sale of the Boston Station in 1995 and for the repayment of a portion of NW Television's debt with the net proceeds from the sale of the San Diego Station in 1996.

    (h) Reflects adjustment to eliminate the gain recorded on the sale of the Boston Station in 1995.

    (i) Reflects adjustment of the provision for income taxes in accordance with SFAS No. 109.